Exhibit 4.76

THE SYMBOL “[***]” DENOTES PLACES WHERE CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i) NOT MATERIAL, AND (ii) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Shenzhen UFACTORY Technology Co., Ltd.

Equity Transfer Agreement

This Equity Transfer Agreement (hereinafter referred to as the “Agreement”) is entered into as of July 28, 2025, by and among:

(1)
Shenzhen UFACTORY Technology Co., Ltd., a limited liability company incorporated under the laws of the PRC with unified social credit code of 91440300085724015W ("Target Company");

(2)
Shenzhen Guojin Tianhui Venture Capital Enterprise (L.P.), a limited partnership incorporated under the laws of the PRC with unified social credit code of 914403003263350704 ("Transferor");

(3)
Beijing Cheetah Target Media Technology Co., Ltd., a limited liability company incorporated under the laws of the PRC with unified social credit code of 91110107MA01PJPX5J ("Transferee").

In this Agreement, the signatories above are collectively referred to as the “Parties” and individually as the “Party”.

WHEREAS:

(1)
As of the execution date of this Agreement (the “Execution Date”), the Target Company is a limited liability company incorporated under the laws of the PRC. As of the Execution Date of this Agreement, Transferor holds 19.23% equity interest in the Target Company (corresponding to a registered capital contribution of RMB 25,840 (RMB Twenty-Five Thousand Eight Hundred and Forty Only)) ;
(2)
Prior to the date of this Agreement, Transferor, the Target Company and other relevant parties have entered into certain investment documents (collectively, the "Historical Investment Documents") to acquire the equity interest in the Target Company;

(3)
Transferor wishes to transfer to Transferee, and Transferee wishes to purchase from Transferor, 19.23% equity interest in the Target Company held by Transferor (corresponding to a registered capital contribution of RMB 25,840 (RMB Twenty-Five Thousand Eight Hundred and Forty Only)).

NOW, THEREFORE, the Parties hereby agree as follows:

I.
EQUITY TRANSFER
I.1
The Equity Transfer

Exhibit 4.76

(1)
Subject to the terms and conditions hereof, Transferor agrees to transfer to Transferee and Transferee agrees to acquire from Transferor 19.23% equity interest (corresponding to a registered capital contribution of RMB 25,840 (RMB Twenty-Five Thousand Eight Hundred and Forty Only)) in the Target Company (the "Target Equity"), such transaction is hereinafter referred to as "Equity Transfer").

(2)
The Target Equity to be transferred by the Transferor to the Transferee shall be accompanied with all rights and interests attached thereto, but the Target Equity shall be free and clear of any encumbrances, options or other third-party rights and claims of any nature.

I.2
Equity Transfer Consideration

The Parties acknowledge and agree that the total consideration payable by the Transferee to the Transferor for the Equity Transfer shall be RMB 29.8 million (RMB Twenty-nine Million Eight Hundred Thousand Only) (collectively, the "Equity Transfer Consideration").

II.
CONDITIONS PRECEDENT TO PAYMENT

II.1
Conditions Precedent to First Installment Payment

Only if each of the following conditions ("Condition Precedent to First Installment Payment") is satisfied or waived by the Transferee in writing on or prior to the First Closing Date, the Transferee shall have the obligation to pay the First Installment Payment to the Transferor in accordance with Article III.1 (a) hereof:

(1)
The representations and warranties of the Transferor are true, accurate, complete and not misleading in all respects on the date hereof and shall be as of the First Closing Date, and do not omit to state any material facts necessary to reflect such representations and warranties;

(2)
This Agreement and other documents necessary for the execution of the Equity Transfer (collectively, the "Transaction Documents") have been duly and validly executed by the Parties and remain in full force and effect as of the First Closing Date. The Transferor shall have performed and complied in all respects with all covenants and obligations contained in the Transaction Documents that are required to be performed or complied with by them on or before the First Closing Date;

(3)
The Transferor has obtained all internal and external (including without limitation governmental authorities and other third parties) consents, approvals, notices, filings or registrations necessary for its execution or performance of this Agreement or completion of the Equity Transfer, including without limitation the resolution of the shareholders' meeting and the board of directors of the Target Company (the Transferee shall ensure that the Equity Transfer shall be approved in such resolutions of the shareholders' meeting and the board of directors), agreeing to (x) approve the Equity Transfer and waive the right of first refusal, right of co-sale, liquidation preference or other similar rights with respect to the Equity Transfer; (y) approve the resignation of the directors appointed by the Transferor (if applicable), and appoint candidates appointed by the Transferee as the directors;

Exhibit 4.76

(4)
There are no laws and regulations or judgments, awards, rulings or injunctions of any court, arbitration organization or relevant government authority restricting, prohibiting or canceling the Equity Transfer, nor is there any pending or potential litigation, arbitration, judgments, awards, rulings or injunctions that have had or will have material adverse effect on the Equity Transfer;

(5)
Since the date hereof, there shall have been no material adverse change on the Group Companies, and no event that may have material adverse effect on the Group Companies and the Equity Transfer shall have occurred or may occur;

For the purpose of this Agreement, "Group Companies" shall mean the Target Company and all subsidiaries/branches currently controlled directly or indirectly by the Target Company and the actual controller of the Target Company as of the date hereof and any other subordinate enterprises under their control.

(6)
The Transferee shall have completed the business, legal and financial due diligence of the Group Companies to the reasonable satisfaction of the Transferee;

(7)
The internal decision-making body of the Transferee shall have approved the Equity Transfer and the performance and execution of the Transaction Documents;

(8)
The Transferor shall have sent a Remittance Notice to the Transferee setting forth the details of its bank account;

(9)
The Transferee shall have received a written confirmation executed by the Transferor in form and substance reasonably satisfactory to the Transferee accompanied by necessary evidentiary documents confirming and proving that the Conditions Precedent to Payment hereto have been satisfied or waived by the Transferee in writing in accordance with this Agreement.

II.2
Conditions Precedent to the Second Installment Payment

Only if the following conditions (the "Conditions Precedent to the Second Installment Payment", together with the Conditions Precedent to the First Installment Payment, the "Conditions Precedent to Payment") are satisfied or waived by the Transferee in writing on or before the Second Closing Date, the Transferee shall have the obligation to pay the Second Installment Payment to the Transferor in accordance with Article III.1 (b) hereof:

(1)
As of the Second Closing Date (as defined below), all conditions precedent to the First Installment Payment stipulated in Article II.1 hereof shall have been satisfied and be continuously satisfied;

(2)
The Target Company shall have completed the registration procedures with the competent Market Supervision and Administration Bureau in connection with this Equity Transfer, pursuant to which (i) Transferee has become a shareholder of the Target Company; (ii) the director appointed by the Transferor has resigned; and (iii) the filing of the new articles of association of the Target Company has been completed;

(3)
The Group Companies shall have completed restructuring of entities other than the Target

Exhibit 4.76

Company to the satisfaction of Transferee (the "Restructuring of the Group Companies") and shall have provided the Transferee with documents to evidence the completion of such Restructuring of the Group Companies.

II.3
Facilitation of Closing

(a)
The Transferor shall take all necessary actions to procure the satisfaction of the Conditions Precedent to Payment as soon as practicable and in any event no later than its respective Long Stop Dates, and the Transferee shall provide reasonable and necessary cooperation.

(b)
For the avoidance of doubt, in the event that Transferee waives or waives in writing any of the Conditions Precedent to Payment, the counterpart of such Conditions Precedent to Payment shall be the obligation of the Transferor to be performed promptly after such payment and shall serve as the Conditions Precedent to Payment to the next payment after such payment.

III.
CLOSING AND PAYMENT OF THE EQUITY TRANSFER

III.1
Closing and Payment

(a)
Within ten (10) business days after all the Conditions Precedent to the First Installment as provided in Article II.1 hereof have been satisfied or waived by the Transferee in writing (as for the Conditions Precedent to be satisfied on the First Closing Date in accordance with their nature, such Conditions Precedent shall be satisfied or waived by the Transferee in writing on the First Closing Date), or other time agreed by the Transferee in writing, the Transferee shall remit the First Installment Payment (i.e. 50% of the amount of the Equity Transfer Consideration) in currency to the bank account designated by the Transferor in advance (the "First Installment", and the date on which the Transferee pays the First Installment Payment to the Transferor shall be the "First Closing Date").

(b)
Within ten (10) business days after all the Conditions Precedent to the Second Installment as provided in Article II.2 hereof have been satisfied or waived by the Transferee in writing (as for the Conditions Precedent to be satisfied on the Second Closing Date in accordance with their nature, such Conditions Precedent shall be satisfied or waived by the Transferee in writing on the Second Closing Date), or other time agreed by the Transferee in writing, the Transferee shall remit the Second Installment Payment (i.e. 50% of the amount of the Equity Transfer Consideration) in currency to the bank account designated by the Transferor in advance (the "Second Installment", and the date on which the Transferee pays the Second Installment Payment to the Transferor shall be the "Second Closing Date", and together with the First Closing Date, the "Closing Dates").

(c)
After the Transferee pays each Installment Payment in full and on time according to the provisions hereof, the Transferee shall be deemed to have performed its obligations to pay such installment of the Equity Transfer Consideration this Agreement.

(d)
The Parties acknowledge and agree that any profits, gains, bonuses and dividends generated by the Group Companies underlying the Target Equity before the First Closing Date as well as past profits, gains, bonuses and dividends of the Group Companies and

Exhibit 4.76

undistributed as of the execution of this Agreement have been taken into account in the Equity Transfer Consideration, which profits, gains, bonuses and dividends shall belong to the Transferee after the First Closing Date. From the First Closing Date, all of the rights and interests underlying the Target Equity shall have been transferred to the Transferee, and the Transferor shall have no further interest in the Target Equity.

(e)
The Parties acknowledge and agree that the relevant taxes and fees relating to the Equity Transfer shall be borne by the Transferor and the Transferee respectively in accordance with laws and regulations.

IV.
REPRESENTATIONS AND WARRANTIES

IV.1
Representations and Warranties of the Transferor

As of the Execution Date and each of the Closing Dates, the Transferor shall ensure to the Transferee that the following representations and warranties (the "Transferor's Warranties") are true and accurate and not misleading, and that no necessary facts are omitted to state therein, and acknowledge that the execution by the Transferee of this Agreement depends on the Transferor's Warranties being true and accurate and not misleading in all respects, and that no necessary facts are omitted to state therein:

(a)
The Transferor is a limited partnership enterprise or a limited liability company duly established and validly existing under the laws of the jurisdiction of its establishment, and an individual or an enterprise with full civil capacity;
(b)
The Transferor has full power and authority to enter into this Agreement and to fulfil its obligations hereunder;
(c)
This Agreement shall, after taking effect, be legal and valid and binding upon the Transferor;
(d)
The execution and performance of this Agreement by the Transferor does not violate any applicable laws, regulations, regulatory documents, regulatory policies, rules and regulations, any articles of association, partnership agreement or other constitutional documents, contracts, approval documents or other documents to which the Transferor is a party or by which the Transferor is bound;
(e)
The Transferor has completed relevant examination and approval procedures and obtained relevant approvals and consents (if necessary) in connection with the Equity Transfer in accordance with applicable laws, regulations, regulatory documents, regulatory policies, rules and regulations, any articles of association, partnership agreement or other documents by which the Transferor is bound;
(f)
The Transferor is the lawful holder of the Target Equity and has full, valid and full ownership and right to dispose of the Target Equity, the consideration for the Target Equity it receives has been fully paid in a timely manner, and it has fully paid up the Target Equity, and there is no defect of capital contribution such as withdrawal of capital contribution. The title to the Target Equity is clear, and there is no other binding agreement or

Exhibit 4.76

arrangement in relation to the Target Equity other than the Historical Investment Documents and the Articles of Association. There are no disputes or potential disputes in relation to the Target Equity;
(g)
The Target Equity is free and clear of any mortgage, pledge, lien, freezing, attachment, seizure, lock-up period restriction or other encumbrance as provided for under the laws of the PRC or any other country or region, or any nominee, voting trust, transfer restriction or third-party rights of other nature;
(h)
There are no actual or potential disputes between the Transferor and the Group Companies or other persons in connection with the Historical Investments in the Company. The Group Companies have not breached the Historical Investment Documents during their history (this Warranty shall not include any breach of the Historical Investment Documents which is unknown to and not identified by the Transferor after reasonable and due diligence). The Transferor has not made any allegations or claims to the Group Companies seeking any liability for breach of contract, nor have they made any request for redemption or repurchase of any of the shares of the Group Companies.
(i)
As a shareholder of the Company, the Transferor has complied in all material respects with the laws of the PRC relevant to its shareholder activities and duties.
IV.2
Representations and Warranties of the Transferee

The Transferee shall ensure that the following representations and warranties (the "Transferee's Warranties") shall be true, accurate and not misleading as of the Execution Date of this Agreement and as of the date of each Closing Date, without any necessary facts omitted to state:

(a)
The Transferee has full power and authority to enter into this Agreement and to perform its obligations hereunder and this Agreement;
(b)
This Agreement shall, after its effectiveness, be legally and validly binding upon the Transferee;
(c)
The execution and performance of this Agreement by the Transferee do not violate any articles of association, other constitutional documents, contracts, approval documents or other documents to which it is a party or by which it is bound;
(d)
The source of funds of the Transferee for payment of the Equity Transfer Consideration is lawful.

V.
COVENANTS

V.1
The Transferor hereby irrevocably undertakes and confirms to the Transferee that, upon the First Closing Date, all the Historical Investment Documents entered into between the Transferor and the Group Companies and other relevant parties shall be automatically terminated, and the terms contained in such Historical Investment Documents shall have no legal binding effect on the Parties thereto.

V.2
The Transferor hereby further irrevocably undertakes and confirms to the Transferee that, upon

Exhibit 4.76

the First Closing Date, the Transferor waives all the liabilities for breach or indemnification (if any) of the Group Companies. The Transferor shall not raise any claim or recourse against any related party (including but not limited to any relevant Group Company) due to its breach of any content (if any) in the Historical Investment Agreements.

V.3
The Transferor undertakes to the Transferee that, upon the First Closing Date, upon the request of the Transferee, it shall complete the registration of the change with the competent Market Supervision and Administration Bureau of the Target Company in connection with the Equity Transfer, provide all necessary documents and materials upon request of the Transferee, and make its best efforts to assist to ensure that the relevant amendment registration with the applicable administration for industry and commerce shall be completed within fifteen (15) Business Days after the First Closing Date or a longer period as otherwise agreed by the Transferee.

VI.
LIALIBITY FOR BREACH OF AGREEMENT

VI.1
Liability for Damages for Breach of Agreement

The occurrence of any of the following events shall constitute an event of default under this Agreement ("Event of Default"): (x) any representation made by any Party hereunder proves to be untrue, inaccurate or misleading or to have a material omission, (y) any Party breaches its covenants and warranties under this Agreement, or (z) any Party fails to perform its obligations hereunder in accordance with this Agreement. If an Event of Default occurs to a Party, such Defaulting Party shall indemnify and hold harmless the other Parties for any Losses incurred as a result of such Event of Default.

VI.2
Other Remedies

The rights and remedies of the other Parties under, or available to them pursuant to, this Agreement for any breach by any Party of this Agreement shall be cumulative and without prejudice to other rights or remedies (including without limitation specific performance) available to the other Parties under applicable Laws.

VII.
EFFECTIVENESS AND TERMINATION

VII.1
Effectiveness

This Agreement shall be formed and come into effect on the date of execution by the Parties hereto.

VII.2
Events of Termination

This Agreement may be terminated by any of the Parties as follows:

(1)
If the First Installment Payment fails to take place within two (2) months (or longer as otherwise agreed by the Transferee in writing) after the execution of this Agreement (the

Exhibit 4.76

"First Closing Long Stop Date"), the Party without fault of the failure to take place such First Closing Long Stop Date shall have the right to terminate this Agreement;

(2)
If the Second Installment Payment fails to take place within three (3) months (or longer as otherwise agreed by the Transferee in writing) after the execution of this Agreement (the "Second Closing Long Stop Date", and together with the First Closing Long Stop Date, the "Long Stop Dates" or "each Long Stop Date"), the Party without fault of the failure to take place such First Closing Long Stop Date shall have the right to terminate this Agreement;

(3)
The Transferee shall have the right to unilaterally terminate this Agreement in the event of a breach of any representations, warranties, obligations or covenants this Agreement by the Transferor, which breach is incapable of being cured or is not cured within thirty (30) days after the Transferee has given a written notice thereof to the Transferor;

(4)
This Agreement may be terminated by the Parties mutually agreeing in writing.

VII.3
Consequences of Termination

(1)
If this Agreement is terminated pursuant to Section VII.2, this Agreement shall be null and void, except that the Parties shall continue to be bound by this Section VII.3 and Sections VI (Liability for Breach of Agreement), VIII (Confidentiality) and X (Governing Law and Dispute Resolution). The provisions of this Section VII.3 shall not be deemed to excuse any Party from any breach of this Agreement prior to the date of termination, and shall not affect the other Parties' rights to indemnification or compensation under this Agreement.

(2)
If this Agreement is terminated pursuant to Section VII.2, the Parties shall restore to the status of the Parties before the execution of the Transaction Documents adhering to the principles of fairness, reasonableness, honesty and good faith, in particular:

(a)
The Transferee shall not be required to pay the outstanding Equity Transfer Consideration for the Target Equity next due and payable this Agreement;

(b)
In the event that the Transferee has already paid all or part of the Equity Transfer Consideration for the Target Equity under this Agreement, the Transferor shall refund to the Transferee such amounts as have been paid by the Transferee within three (3) working days after the termination of this Agreement. In the event that the Transferor fails to make timely refund, the Transferee shall be entitled to charge an overdue fine equal to 0.03% of the actual delayed refund on a daily basis from the date on which the Transferor delays making such refund until such late payment is made in full.

For the avoidance of doubt, the refund obligation specified under this clause shall not discharge or alleviate the Transferor's liability for breach of contract in accordance with Clause VI hereof.

VIII.
CONFIDENTIALITY

VIII.1
General Obligations

Exhibit 4.76

Each Party undertakes to the other Parties that it shall not disclose any Confidential Information to any third party without the prior written consent of the relevant Party and that it shall also procure its directors, counsels, employees, agents, consultants, professional advisers and Affiliates and the respective directors, counsels, employees, agents, consultants, professional advisers of each of its Affiliates (collectively, "Representatives") to comply with the foregoing. The "Confidential Information" referred to herein shall mean (i) information relating to the organization, business, technology, finance, customers, suppliers, transactions or affairs of the Group Companies or another Party or the respective directors or employees (whether conveyed in writing, orally or otherwise before, after or on the Execution Date of this Agreement); (ii) terms and conditions of the Transaction Documents; and (iii) any information or materials prepared by a Party or its Representatives containing or otherwise reflecting, or generated from, Confidential Information. For the avoidance of doubt, in respect of the Transferor, the Transferor shall not disclose Confidential Information relating to the Group Companies after the Closing Date whether such information is obtained before or after Closing without the prior written consent of the Transferee.

VIII.2
Exceptions

Article VIII.1 above shall not apply to:

(a)
Disclosure of Confidential Information relating to the Group Companies by the Transferee after the Closing Date shall not require the consent of the Transferor and shall not be deemed as a breach of Article VIII.1 hereof;

(b)
Any Confidential Information that is or becomes generally available to the public other than as a result of any disclosure made or caused by a Party or its Representatives in violation of the Transaction Documents;

(c)
Any Confidential Information disclosed by a Party to its Representatives, provided that such Representative (i) is under similar confidentiality obligation or (ii) is otherwise under a binding professional obligation of confidentiality; or

(d)
Disclosure required to be made by such Party pursuant to the applicable Laws or any action or legal proceedings arising out of this Agreement; provided, however, that such Party shall issue a notice to the other Parties to the extent permitted by the circumstances.

VIII.3
Public Reports

Without the prior written consent of the Transferee, the other Parties shall not or cause to be made any report or public announcement in respect of the Transaction Documents or the transactions contemplated thereby or otherwise communicate with any media.

IX.
NOTICES

Any notice, demand or other communication given or made this Agreement shall be in writing and shall be delivered or mailed to the relevant Party at the address or email box shown in Schedule I hereto (or such other address or email box as the addressee shall notify the other Parties in writing ten days in advance).

Exhibit 4.76

Each notice, demand or other communication to be given or delivered pursuant to this Article IX shall be deemed to have been received (i) if sent by registered or certified mail, on the third (3rd) business day following the date on which such notice, demand or communication is deposited in the post office and a receipt is obtained from the post office, addressed to the party to whom it is addressed at its said address, (ii) if sent by courier service or personally delivered, when such notice, demand or communication is delivered to the party to whom it is addressed at its said address and (iii) if sent by email, when such notice, demand or communication is transmitted to the party to whom it is addressed (provided that no rejection notice has been received by the sender).

X.
GOVERNING LAW AND DISPUTE RESOLUTION

X.1
Governing Law

The formation, validity, interpretation and performance of this Agreement and the disputes arising this Agreement shall be governed by the PRC Laws.

X.2
Arbitration

With respect to any dispute, controversy or claim arising out of or relating to this Agreement, including any dispute as to the existence, validity, interpretation, performance, breach or termination of this Agreement or any non-contractual obligation arising out of or relating to this Agreement (the "Dispute"), the Parties involved in the Dispute shall attempt in good faith to resolve such Dispute. Should such negotiation fail, either Party shall have the right to submit the Dispute to Beijing Arbitration Commission ("Arbitration Commission") for arbitration pursuant to its arbitration rules (as may be amended) in effect at the time of applying for arbitration. The language of the arbitration shall be Chinese. The arbitration shall be conducted in Beijing. The arbitration award shall be final and binding on the Parties, and the Parties agree to be bound thereby and to act accordingly. The fees of arbitration and the costs of enforcing the arbitration award (including witness fees and reasonable attorney's fees) shall be borne by the non-succeeding Party, unless otherwise agreed in the arbitration award. When a Dispute occurs and when such Dispute is referred to arbitration, except for the matters under dispute, the Parties shall continue to exercise and perform the remaining respective rights and obligations under this Agreement.

XI.
MISCELLANEOUS PROVISIONS

XI.1
Expenses

Unless otherwise provided in this Agreement, each Party shall bear its own expenses incurred in connection with signing the Transaction Documents and completion of the Equity Transfer.

XI.2
Assignment

The assigning Party shall not assign any of its rights or obligations under this Agreement without the prior written consent of the assignee. This Agreement shall be binding upon and inure to the benefit of the successors of the Parties and shall assume the rights and obligations of such successors.

XI.3
Waiver

Exhibit 4.76

If any Party waives any of its rights, powers or remedies this Agreement, such waiver may not be effective except by an instrument in writing signed by such Party. No failure or delay on the part of any Party to exercise any rights, powers or remedies under this Agreement shall be construed as a waiver of any of them, nor shall any single or partial exercise of relevant rights, powers or remedies preclude further exercise of such rights, powers or remedies or exercise of any other rights, powers or remedies.

XI.4
Entire Agreement

This Agreement constitutes the entire agreement between the Parties with respect to the subject matter set forth herein and supersedes all prior letters of intent, agreements or understandings reached by the Parties with respect to the transactions contemplated hereby.

XI.5
Appendices

The appendices this Agreement shall be an integral part of this Agreement and have the same legal effect as this Agreement.

XI.6
Severability

In the event that any one or more provisions of this Agreement are determined invalid, illegal or unenforceable in any aspect in accordance with any applicable Law, the validity, legality and enforceability of the remaining provisions this Agreement shall not in any way be affected or impaired thereby. The Parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid, legal and enforceable provisions, the economic effect of which shall come as close as possible to the economic effect of the invalid, illegal or unenforceable provisions. The unenforceability of this Agreement against any Party shall not affect the enforceability of this Agreement against the other Parties.

XI.7
Amendment

Any amendment to this Agreement shall become effective only after a written agreement is signed by the Parties.

XI.8
Counterparties

This Agreement may be executed in any number of counterparts including counterparts in paper, facsimile and electronic means, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same document.

XI.9
Further Warranties

Upon reasonable requirement of any Party, without any further consideration, the other Party shall execute and deliver necessary or required additional documents, take necessary or required further legitimate actions, so that the transactions contemplated by this Agreement can be completed and effected in the most prompt manner possible. With respect to all documents submitted by each Party to any Governmental Authority in connection with this Agreement and the transactions contemplated hereby, such Party shall negotiate with the other Parties in a timely manner and provide any necessary

Exhibit 4.76

information and materials. In particular (but not limited to), the Parties shall use reasonable and best efforts and cooperate with each other to obtain all Consents required for the implementation of the transactions contemplated by this Agreement.

XI.10
Government Form Document

In the event that the Parties are required to sign a separate short form agreement for the Equity Transfer for the purpose of government approval or the similar purpose, this Agreement shall prevail over such short form agreement in its entirety, and such short form agreement may only be used for such government approval or the similar purpose and shall not be used to establish or evidence the rights and obligations of the relevant Parties with respect to the matters stipulated in such agreement.

[No text below, Signature Page to the Equity Transfer Agreement Follows]

Exhibit 4.76

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

Shenzhen Guojin Tianhui Venture Capital Enterprise (L.P.) (Seal)

By: /s/ Lin Jiaxi

Name: Lin Jiaxi

Title: Representative appointed by the Executive Partner

Signature Page of the Equity Transfer Agreement

Exhibit 4.76

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

Shenzhen UFACTORY Technology Co., Ltd. (Seal)

By: /s/ Le Heng

Name:

Title:

Signature Page of the Equity Transfer Agreement

Exhibit 4.76

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

Beijing Cheetah Target Media Technology Co., Ltd. (seal)

By: /s/ Fu Sheng

Name:

Title:

Signature Page of the Equity Transfer Agreement

Exhibit 4.76

Schedule I NOTICE INFORMATION

Transferee:
	Address:	[***]
	Postal Code:	[***]
	Attention:	[***]
	Email:	[***]

Transferor:
	Address:	[***]
	Postal Code:	[***]
	Attention:	[***]
	Email:	[***]

Schedule I